
<ARTICLE>                          5
<LEGEND>
     This  schedule  contains  summary  financial   information  extracted  from
     Consolidated  Statements of Financial Position and  Consolidated Statements
     of  Income and is qualified in its entirety  by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                      1,000,000
<CURRENCY>                         USD

<PERIOD-TYPE>                      12-MOS
<FISCAL-YEAR-END>                  DEC-31-1998
<PERIOD-START>                     JAN-01-1998
<PERIOD-END>                       DEC-31-1998
<EXCHANGE-RATE>                            1.0
<CASH>                                   2,944 <F1>
<SECURITIES>                             3,871 <F2>
<RECEIVABLES>                            6,705
<ALLOWANCES>                                99
<INVENTORY>                                  0
<CURRENT-ASSETS>                             0 <F3>
<PP&E>                                   1,406
<DEPRECIATION>                             732
<TOTAL-ASSETS>                          19,688
<CURRENT-LIABILITIES>                        0 <F3>
<BONDS>                                    580 <F4>
<PREFERRED-MANDATORY>                      850 <F5>
<PREFERRED>                                  0
<COMMON>                                   172
<OTHER-SE>                               2,845
<TOTAL-LIABILITY-AND-EQUITY>            19,688
<SALES>                                      0
<TOTAL-REVENUES>                         6,493
<CGS>                                        0
<TOTAL-COSTS>                                0
<OTHER-EXPENSES>                         5,562 <F6>
<LOSS-PROVISION>                             0
<INTEREST-EXPENSE>                          87
<INCOME-PRETAX>                            931
<INCOME-TAX>                               349
<INCOME-CONTINUING>                        582
<DISCONTINUED>                               0
<EXTRAORDINARY>                              0
<CHANGES>                                    0
<NET-INCOME>                               541
<EPS-PRIMARY>                             3.16
<EPS-DILUTED>                             3.11

<F1>  Includes short-term investments.
<F2>  Includes fixed maturities and equity securities at fair value.
<F3>  Not applicable based on current reporting format.
<F4>  Represents notes payable.
<F5>  Redeemable  preferred  stock.  Includes  Company-obligated  Mandatorily
      Redeemable Preferred Capital Securities of Subsidiary Trust Holding Solely the Company's Junior Subordinated Debentures.
<F6>  Represents total expenses.
